Exhibit 32.1
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
William A. Stoltz, President and Chief Executive Officer of Central Federal Bancshares, Inc. (the “Company”), and Angela E. Medwick, Chief Financial Officer of the Company, each certifies in his or her capacity as an officer of the Company that he or she has reviewed this Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”) and that:
1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Central Federal Bancshares as of and for the period covered by the Report.

Date: March 24, 2017	/s/ William A. Stoltz William A. Stoltz President and Chief Executive Officer (Principal Executive Officer)
Date: March 24, 2017	/s/ Angela E. Medwick Angela E. Medwick Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.